UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2008
_________________________

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave. Suite 200
Portland, OR 97201
 (Address of principal executive offices, including zip code)

(503) 827-5271
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Item 5.02              Compensatory Arrangements of Certain Officers.

On September 18, 2008, the Board of Directors (the “Board”) of Znomics, Inc. (the “Company”) approved an amended form of stock option agreement for use under the Company’s 2002 Stock Incentive Plan (the “Plan”) with respect to future stock option grants to the Company’s employees, executive officers and directors.  The form of stock option agreement previously approved by the Board will no longer be used.

On September 18, the Board granted to Dr. Mark Philip, president and chief executive officer of the Company an option to purchase 500,000 shares of Company common stock, 20% of which option shall vest on September 1 of each year, subject to Dr. Philip remaining a service provider on the date of vesting. Upon the occurrence of a change of control of the Company, 100% of the option shall become fully vested. In addition, on September 18, the Board granted to Dr. Bruce A. Beutel, chief scientific officer of the Company, an option to purchase 135,000 shares of Company common stock, 20% of which option shall vest on September 30 of each year, subject to Dr. Beutel remaining a service provider on the date of vesting. Each of these stock options were granted pursuant to the terms of the Plan and related form of stock option agreement described above.

The form of stock option agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.01              Entry into a Material Definitive Agreement.

On September 18, 2008, the Board approved a form of indemnification agreement, as set forth on Exhibit 99.2, which the Company intends to enter into with each of its directors and named executive officers.  Pursuant to the form of indemnification agreement, the Company agrees, among other things, to indemnify the officers and directors who have signed the indemnification agreement against certain liabilities that may arise by reason of their status or service as officers or directors, respectively, to the fullest extent permitted under Nevada law and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 4.01              Changes in Registrant’s Certifying Accountant.

On September 18, 2008, the Company dismissed Moore & Associates, Chartered, the independent registered public accounting firm previously engaged as the principal accountant to audit the Company’s financial statements and the Company approved the engagement of Carver Moquist & O’Connor, LLC, an independent registered public accounting firm, as the new principal accountant to audit the Company’s financial statements.  The decision to dismiss Moore & Associates, Chartered, and change the Company’s independent registered public accounting firm to Carver Moquist & O’Connor, LLC was approved by the Company’s audit committee.

Reports prepared by Moore & Associates, Chartered on the financial statements of the Company as of December 31, 2007 and December 31, 2006 did not contain adverse opinions or disclaimers of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2006 and 2007, quarters ended March 31, and June 30, 2008 and the months from July 1, through September 18, 2008, there have been no disagreements with Moore & Associates, Chartered on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure which disagreements, which if not resolved to the satisfaction of Moore & Associates, Chartered, would have caused it to make reference to subject matter of the disagreements in its reports on the Company’s financial statements for such year.  During the fiscal years ended December 31, 2006 and 2007, quarters ended March 31, and June 30, 2008 and the months from July 1, through September 18, 2008, there were no “reportable events”, as described in 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2006 and 2007, quarters ended March 31, and June 30, 2008 and the months from July 1, through September 18, 2008, the Company did not consult Carver Moquist & O’Connor, LLC regarding any of the matters outlined in Item 304(a)(2) of Regulation S-K.

The Company provided Moore & Associates, Chartered a copy of the above disclosure and requested that they furnish a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not Moore & Associates, Chartered agrees with the statements made above.  A copy of the Moore & Associates, Chartered letter to the Commission is attached hereto as Exhibit 16.1.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
16.1	Letter regarding Change in Registrant’s Certifying Accountant
99.1	Form of Stock Option Agreement
99.2	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Znomics, Inc.

/s/Kerry Rea
Kerry Rea
Chief Financial Officer

Date: September 23, 2008

Index to Exhibits

Exhibit	Description
16.1	Letter regarding Change in Registrant’s Certifying Accountant
99.1	Form of Stock Option Agreement
99.2	Form of Indemnification Agreement